Exhibit 3.1

ARTICLES OF INCORPORATION

OF

BIGWAY, INC.

FIRST. The name of the corporation is:

BIGWAY, INC.

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises,

or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS
Patrick McMullen	2533 North Carson Street Carson City, Nevada 89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS
Patrick McMullen	2533 North Carson Street Carson City, Nevada 89706

EIGHTH. The resident agent for this corporation shall be:

LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

2533 North Carson Street

Carson City, Nevada 89706

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

Resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written ________ of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of March, 1996.

/s/ Patrick McMullen
Patrick McMullen

STATE OF NEVADA	)
	)	SS:
CARSON CITY	)

On this 7th day of March, 1996, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

Patrick McMullen

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.

[SEAL]	MARK SHATAS NOTARY PUBLIC - NEVADA CARSON CITY	/s/ Illegible
	My Appt. Expires March 12, 1996	Notary Public

1, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

3/7/96	/s/ Patrick McMullen
Date	Service Coordinator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BIGWAY, INC.

The undersigned, being the President and Secretary of Bigway, Inc., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 12th March 1998, it was voted that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certify that ARTICLE “FOUR” of the original Articles of Incorporation filed on the 12th day of March 1996 herein is amended to read as follows:

RESOLVED that ARTICLE “FOUR” is hereby amended to read as follows:

The total number of authorised capital stock is increased to Fifty Million (50,000,000) shares at $.0001 par value per share shall be authorized. Said shares at $.0001 par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

RESOLVED that the Corporation declare a 1 to 100 forward stock split to be effective March 25, 1998.

The undersigned hereby certify that they have on this 12th March 1998 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ Vivienne Furlong
Vivienne Furlong, President

/s/ Maggie Abbott
Maggie Abbott, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BIGWAY, INC.

The undersigned, being the President and the Secretary of Bigway, Inc., a Nevada Corporation, hereby certify that by majority vote of the Shareholders and the Board of Directors at a meeting held on 25th April 1999, it was voted and adopted as a resolution to amend the original Articles of Incorporation as follows:

The undersigned further certify that ARTICLE ONE of the original Articles of Incorporation filed on March 12, 1996 is amended to read as follows:

ARTICLE ONE, NAME is amended to read:

The name of the Corporation shall be:

“MIRACOM INDUSTRIES, INC.”

The undersigned hereby certify that they have on this 25th day of April, 1999, executed this Certificate amending the original Articles of Incorporation heretofore filed with the Secretary of state of Nevada.

/s/ Vivienne Furlong
Vivienne Furlong, President

/s/ Maggie Abbott
Maggie Abbott, Secretary

CERTIFICATE OF AMENDMENT

ARTICLES OF INCORPORATION OF

MIRACOM INDUSTRIES, INC

The undersigned, being the President and Secretary of Miracom Industries, Inc., a corporation organized and existing under the laws of the State of Nevada, does hereby certify:

That by a vote of the shareholders, effective August 19, 2002, a majority of the shareholders approved an amendment to the Articles of Incorporation as follows:

Article I of the existing Articles of Incorporation is amended to read as follows:

The name of the corporation is AXESSTEL, INC.

Further, that the Board of Directors, at a meeting held on August 19, 2002, adopted a resolution to amend the Articles of Incorporation. The amendment set forth below to the Company’s Articles of Incorporation was duly adopted in accordance with the provisions of the Nevada Revised Statutes § 78.207 by unanimous vote of the Board of Directors of the Company and shall be effective upon filing.

Article VI - CAPITAL STOCK is hereby amended by the addition of the following provision:

“Section 6. Recapitalization. Simultaneously with the effective date of this amendment (the “Effective Date”), each share of the Company’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one-twenty-ninth (1/29) of a share (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company’s Exchange Agent for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new Certificates pursuant to the provisions hereof. A record holder of Old Certificates shall ______, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share. If more than one Old Certificate shall be surrendered at one time for the account of the same record stockholder, the number of full shares of New Common

Stock for which new Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company’s Exchange Agent determines that a record holder of Old Certificates has not tendered all of his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that issuance for fractional shares to any one person shall not exceed one full share. If any new Certificate is to be issued in the name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps __ the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the exchange Agent that such taxes are not payable. From and after the Effective Date the amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.”

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,315,762; that the amendment has been consented to and _________ by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

MIRACOM INDUSTRIES, INC.

By:	/s/ Jimmy Sung
Jimmy Sung, President

By:	/s/ Paul Kim
Paul Kim, Secretary

[GRAPHIC]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81,

82, 84, 86, 87, 58, 88A, 89 and 92A)

Important: Read attached instructions before completing form.                                ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made:

Axesstel, Inc.

2.	Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation

3.	Filing date of the original document for which correction is being made: September 23, 2002

4.	Description of the inaccuracy or defect.

The Certificate of Amendment intended to: (1) adopt an amendment to the Articles of Incorporation pursuant to Nevada Revised Statutes 78.207, but the statutory reference was incorrect and unnecessary; (2) amend Article VI of the Articles of Incorporation, but the par value of the Common Stock was stated incorrectly, the heading was stated incorrectly, and the Effective Date of the recapitalization described therein was incorrectly defined; and (3) indicate the number of shares outstanding, but did so inaccurately.

5.	Correction of the inaccuracy or defect.

SEE ATTACHED “EXHIBIT A”

6.	Signature:

/s/ David Morash	President, Chief Operating Officer	October 13, 2004
Authorized Signature	Title *	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.       Nevada Secretary of State AM Correction 2003

Revised on: 10/24/03

EXHIBIT A

1.) The following paragraph in the Certificate of Amendment filed on September 23, 2002 is hereby deleted in its entirety:

“Further, that the Board of Directors, at a meeting held on August 19, 2002, adopted a resolution to amend the Articles of Incorporation. The amendment set forth below to the Company’s Articles of Incorporation was duly adopted in accordance with the provisions of the Nevada Revised Statutes § 78.207 by unanimous vote of the Board of Directors of the Company and shall be effective upon filing.”

2.) The first sentence of the amendment to Article VI of the Articles of Incorporation referred to in the Certificate of Amendment filed on September 23, 2002, including the heading “Section 6,” is hereby deleted in its entirety and replaced with the following language:

“Recapitalization. Effective immediately prior to the closing of the tender offer described in the Corporation Combination Agreement dated effective July 16, 2002, as amended on August 22, 2002, copies of which are on file with the Company (the “Effective Time”), each share of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one-twenty-ninth (1/29) of a share (the “New Common Stock”), subject to the treatment of fractional share interests as described below.”

3.) The last complete sentence of the Certificate of Amendment filed on September 23, 2002 is hereby deleted in its entirety and replaced with the following language:

“ The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 15,215,762; that the amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.”